Exhibit 5.2
















                                       July 17, 1995



Bruno's, Inc.
800 Lakeshore Parkway
Birmingham, Alabama  35211

Dear Sirs:

         We have acted as special counsel to Bruno's, Inc., an Alabama corporation (the "Company"), in connection with the Company's Registration

Statement on Form S-3 (File No. 33-60161) (the "Registration Statement")

filed by the Company under the Securities Act of 1933, as amended,

relating, in part, to senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities"; together with the Senior Debt Securities, the "Securities").  The Senior Debt Securities

will be issued under an Indenture (the "Senior Debt Indenture") between the

Company and First Trust of New York, as Trustee (the "Senior Debt

Trustee").  The Subordinated Debt Securities will be issued under an

Indenture (the "Subordinated Debt Indenture"; together with the Senior Debt

Indenture, the "Indentures") between the Company and Marine Midland Bank,

as Trustee (the "Subordinated Debt Trustee"; together with the Senior Debt

Trustee, the "Trustees").

         We have examined the Registration Statement and the form of each of the Indentures and the Securities.  In addition, we have examined, and have relied as to







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Bruno's Inc.                                                              2




matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements,

documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the

Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, with respect to the Senior Debt Securities, when

(i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the parties to the Senior Debt Indenture, (ii) the Senior

Debt Indenture has been duly qualified under the Trust Indenture Act of

1939, as amended, (iii) the Board of Directors of the Company or, to the

extent permitted by Alabama law, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Senior Debt Securities, the terms of the offering thereof and related matters, and (iv) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the

Board upon payment of the




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Bruno's Inc.                                                              3




consideration therefor provided for therein, we are of the opinion that the

Senior Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Debt Indenture,

subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          In addition, based upon the foregoing, and subject to the

qualifications and limitations stated herein, with respect to the

Subordinated Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the parties to the Subordinated Debt Indenture, (ii) the Subordinated Debt Indenture has

been duly qualified under the Trust Indenture Act of 1939, as amended,

(iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Subordinated Debt Securities, the terms of the offering thereof and related matters, and (iv) such Subordinated Debt

Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, we are of the opinion that the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Subordinated Debt Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other




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Bruno's Inc.                                                              4




similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York or the federal law of the United States.

         This opinion is rendered to you in connection with the above described transactions.  This opinion may not be relied upon by you for any other purpose, except that Sirote & Permutt, LLP, counsel to the Company,

may rely upon this opinion solely for the purposes of their opinion, dated the date hereof, being filed as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion of counsel as

Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                 Very truly yours,



                                 SIMPSON THACHER & BARTLETT